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                                                                  Exhibit (d)3.2


                                LETTER AGREEMENT



May 1, 1989


State Street Bank and Trust Company
P.O. Box 1713
Boston, MA  02105

Dear Sirs:

Pursuant to Section 14 of the Yield Calculation Services Agreement of Frank Russell Investment Company, dated January 2, 1985, the Frank Russell Investment Company Advises you that it is creating a new fund to be named the Real Estate Securities Fund (the "Fund") and that the Fund desires for State Street Bank and Trust Company to compute the performance results of the Fund series with respect to the Funds pursuant to the terms and conditions of the Yield Calculation Service Agreement.

Please indicate your acceptance to amend the Yield Calculation Service Agreement by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

FRANK RUSSELL INVESTMENT COMPANY

BY:  /s/ GEORGE W. WEBER
   --------------------------------
     George W. Weber
     Vice President - Operations

Accepted this 24th day of April, 1989


STATE STREET BANK AND TRUST COMPANY

By:  /s/
   --------------------------------
Its: Vice President
   --------------------------------